As filed with the Securities and Exchange Commission on May 6, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LendingClub Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	51-0605731
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
LendingClub Corporation
595 Market St., Suite 200
San Francisco, CA 94105
(415) 632-5600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Sanborn, Chief Executive Officer
LendingClub Corporation
595 Market St., Suite 200
San Francisco, CA 94105
(415) 632-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brandon Pace, General Counsel	Brandon C. Parris, Esq.
LendingClub Corporation	Scott Lesmes, Esq.
595 Market St., Suite 200	Morrison & Foerster LLP
San Francisco, CA 94105	425 Market Street
(415) 632-5600	San Francisco, CA 94105
(415) 268-7500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Secondary Offering: Common Stock, par value $0.01 per share	19,562,700	$6.995	$136,841,087	$17,762

(1)
Represents the shares of common stock, par value $0.01 per share (“common stock”), of LendingClub Corporation (the “Company” or the “Registrant”) issuable upon the conversion of an aggregate of 195,627 shares of LendingClub Mandatorily Convertible Non-Voting Preferred Stock, Series A, par value $0.01 per share, of the Registrant, all of which were acquired by the selling stockholder (as defined herein) in connection with that certain Exchange Agreement (as defined herein). Pursuant to Rule 416(a) under the Securities Act, the number of shares of common stock being registered on behalf of the selling stockholder shall be adjusted to include any additional common stock that may become issuable as a result of any stock dividend, stock split, distribution, combination or similar transaction.

(2)	Pursuant to Rule 457(c) of the Securities Act, the price shown is the average of the high and low prices of the Registrant’s common stock on May 4, 2020, as reported on the New York Stock Exchange.

PROSPECTUS

19,562,700 shares of common stock

This prospectus relates solely to the offer and resale of up to an aggregate of 19,562,700 shares of common stock, par value $0.01 per share (“common stock”), of LendingClub Corporation (the “Company” or the “Registrant”), issuable upon the conversion of an aggregate of 195,627 shares of LendingClub Mandatorily Convertible Non-Voting Preferred Stock, Series A, par value $0.01 per share (“Series A Preferred Stock”), held by Shanda Asset Management Holdings Limited (“Shanda” or the “selling stockholder”), the selling stockholder identified in this prospectus. The Series A Preferred Stock was issued to Shanda in accordance with the terms of the Share Exchange Agreement, dated as of February 18, 2020, as amended (the “Exchange Agreement”), between the Company and Shanda. On March 20, 2020, the transactions contemplated by the Exchange Agreement (the “Exchange”) closed and, pursuant to the Exchange Agreement, Shanda exchanged 19,562,881 shares of common stock for consideration that included 195,628 newly issued shares of Series A Preferred Stock. The shares of Series A Preferred Stock are mandatorily convertible when owned by a person other than Shanda or any affiliate of Shanda into 19,562,800 shares of common stock (based on the prevailing common stock to Series A Preferred Stock conversion ratio of 100:1). Accordingly, a purchaser from Shanda will receive only common stock upon settlement and will never own shares of the Series A Preferred Stock.

We are registering the offer and sale of 19,562,700 shares of common stock hereunder pursuant to the Registration Rights Agreement, dated as of February 18, 2020 between the Company and Shanda (the “Registration Rights Agreement”), which we entered into in connection with our entry into the Exchange Agreement. We have agreed to bear all of the expenses incurred in connection with the registration of these shares of common stock. The selling stockholder will pay or assume underwriting fees, discounts and commissions or similar charges, if any, incurred in the sale of these shares of common stock.

Pursuant to this prospectus and any respective prospectus supplement, Shanda may offer shares of our common stock from time to time, if and to the extent as it may determine, through public or private transactions or through other means described in the section of this prospectus entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. Shanda may sell shares through agents it selects or through underwriters and dealers it selects. Shanda also may sell shares directly to investors. If Shanda uses agents, underwriters or dealers to sell the shares, we will name such agents, underwriters or dealers and describe any applicable commissions or discounts in a supplement to this prospectus if required. We will not receive any proceeds from the sale of shares of our common stock by Shanda.

This prospectus generally describes the Company and the common stock that the selling stockholder may offer for sale. We will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The prospectus supplement may include additional risk factors or other special considerations applicable to our common stock being offered and may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. You also should read the documents we have referred you to in the “Available Information” and the “Incorporation of Certain Documents by Reference” sections of this prospectus for information about us and our financial statements.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “LC.” On May 5, 2020, the closing price of our common stock on the NYSE was $6.69 per share.

Our principal executive offices are located at 595 Market Street, Suite 200, San Francisco, CA 94105, and our telephone number at that address is (415) 632-5600.

Investing in our common stock involves risk. Please carefully read the information under “Risk Factors” beginning on page 4 for information you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated May 6, 2020

We and the selling stockholder have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus or any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and provide no assurances as to the reliability of, any information that others may give you. We are not, and the selling stockholder is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of the prospectus, or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See the sections of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (the “Registration Statement”) that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholder may use this prospectus to offer and sell up to an aggregate of 19,562,700 shares of our common stock from time to time issuable upon the conversion of an aggregate of 195,627 shares of Series A Preferred Stock held by the selling stockholder. This prospectus generally describes LendingClub and the common stock that the selling stockholder may offer for sale. We will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The prospectus supplement may include additional risk factors or other special considerations applicable to our common stock being offered and may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. The selling stockholder may sell its shares of common stock through any means described below under the heading “Plan of Distribution.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”

As used in this prospectus, except as the context requires otherwise, “LendingClub,” “Company,” “Registrant,” “we,” “us,” and “our,” refer to LendingClub Corporation, a Delaware corporation, and, where appropriate, its consolidated subsidiaries and consolidated variable interest entities (“VIEs”), including:

•	Various wholly-owned Delaware limited liability companies established to enter into warehouse credit agreements with certain lenders for secured credit facilities.

•
Various entities established to facilitate loan sale transactions under LendingClub’s Structured Program, including sponsoring asset-backed securities transactions and Certificate Program transactions, where certain accredited investors and qualified institutional buyers have the opportunity to invest in senior and subordinated securities backed by a pool of unsecured personal whole loans.

•
LC Trust I (the “LC Trust”), an independent Delaware business trust that acquires loans from LendingClub and holds them for the sole benefit of certain investors that have purchased trust certificates issued by the LC Trust and that are related to specific underlying loans for the benefit of the investor.

•	Springstone Financial, LLC (“Springstone”), a wholly-owned Delaware limited liability company that facilitates the origination of education and patient finance loans by third-party issuing banks.

ABOUT LENDINGCLUB CORPORATION

LendingClub was incorporated in Delaware on October 2, 2006, and is currently the largest provider of unsecured personal loans in the U.S. We operate America’s largest online lending marketplace platform that connects borrowers and investors. LendingClub provides tools that help Americans save money on their path to financial health through lower borrowing costs and a seamless, technology-driven user experience. Investors provide capital to enable the funding of loans in exchange for earning competitive risk adjusted returns. Our marketplace enables efficient credit decisioning, pricing, servicing and support operations. We operate fully online with no traditional branch infrastructure.

Our principal executive offices are located at 595 Market Street, Suite 200, San Francisco, CA, 94105. Our telephone number at that address is (415) 632-5600. Our common stock is listed on the NYSE under the symbol “LC.” Information contained on our website, www.lendingclub.com, does not constitute a part of this prospectus.

For additional information about our Company, please read the documents listed under the heading “Incorporation of Certain Documents by Reference.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus.

This prospectus incorporates by reference the documents listed below, and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (excluding any portion of such documents that have been “furnished” rather than “filed” for purposes of the Exchange Act) until all offerings under this Registration Statement are completed or terminated:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 19, 2020;

(b)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 6, 2020;

(c)	each of our Current Reports on Form 8-K filed with the SEC on February 19, 2020, February 26, 2020, March 16, 2020, March 23, 2020, March 30, 2020 and April 21, 2020;

(d)
the description of our common stock set forth in the Registration Statement on Form 8-A, filed with the SEC on December 4, 2014, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock; and

(e)
our Proxy Statement on Schedule 14A for the period ended December 31, 2019, filed with the SEC on April 14, 2020 (but only with respect to information incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2019).

Any statement made in this prospectus or in any prospectus supplement or amendment or in a document incorporated by reference into this prospectus or in any prospectus supplement or amendment will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus.

You may request a copy of any or all of the reports or documents that have been incorporated by reference, which will be provided to you at no cost, by writing, telephoning or emailing us. Requests should be directed to Investor Relations, 595 Market Street, Suite 200, San Francisco, CA 94105; telephone number (415) 632-5600; or emailed to ir@lendingclub.com. In addition, these reports or documents are also available on our website at www.lendingclub.com, specifically at https://ir.lendingclub.com/docs. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or any registration statement of which it forms a part.

AVAILABLE INFORMATION

We have filed, with the SEC, the Registration Statement with respect to the securities offered by this prospectus. This prospectus, filed as part of the Registration Statement, does not contain all the information set forth in the Registration Statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the Registration Statement and to its exhibits and schedules.

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public at the SEC’s website at http://www.sec.gov. These filings are also available to the public on, or accessible through, our website at https://ir.lendingclub.com/docs. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and that involve substantial risks and uncertainties. Forward-looking statements include, without limitation, statements regarding borrowers, credit scoring, our strategy, future operations, expected losses, future financial position, future revenue, projected costs, prospects, plans, objectives of management, expected market growth and our ability to obtain a bank charter and the impact on our business. You can identify these forward-looking statements by words such as “anticipate,” “appear,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “opportunity,” “plan,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or similar expressions.

These forward-looking statements include, among other things, statements about:

•	the impact of the COVID-19 pandemic;

•	our ability to effectuate and the effectiveness of certain strategy initiatives in light of COVID-19;

•	our ability to successfully navigate the current economic climate;

•	our ability to sustain the business under adverse circumstances;

•	our ability to attract and retain borrowers;

•	the ability of borrowers to repay loans and the plans of borrowers;

•	our ability to maintain investor confidence in the operation of our platform;

•	the likelihood of investors to continue to, directly or indirectly, invest through our platform;

•	our ability to secure new or additional sources of investor commitments for our platform;

•	expected rates of return for investors;

•	the effectiveness of our platform’s credit scoring models;

•	our ability to innovate and the success of new product initiatives;

•	our ability to obtain or add bank functionality and a bank charter;

•	the impact on the business from obtaining or adding bank functionality and a bank charter;

•	our ability to resolve pending governmental inquiries and private litigation, and the terms of such resolution(s);

•	the use of our own capital to purchase loans;

•
maintaining liquidity and capital availability to support purchase of loans, contractual commitments and obligations (including repurchase obligations or other commitments to purchase loans), regulatory obligations to fund loans, and general strategic directives (such as with respect to product testing or supporting our Structured Program transactions, which include sponsoring asset-backed securitization transactions and Certificate Program transactions), and to support marketplace equilibrium across our platform;

•	the impact of holding loans on, and our ability to, sell loans off our balance sheet;

•	transaction fees or other revenue we expect to recognize after loans are issued by the issuing banks who originate loans facilitated through our platform;

•	interest income on our loans invested in by the Company and the negative fair value adjustments on associated loans;

•	our financial condition and performance, including the impact that management’s estimates have on our financial performance and the relationship between the interim period and full year results;

•	our ability, and that of third-party vendors, to maintain service and quality expectations;

•	capital expenditures;

•	interest rate risk and credit performance associated with the outstanding principal balance of loans and other securities and their impact to investor returns and demand for our products;

•	the impact of new accounting standards;

•	the impact of pending litigation and regulatory investigations and inquiries;

•	our compliance with applicable local, state and federal laws, regulations and regulatory developments or court decisions affecting our business;

•	our compliance with contractual obligations or restrictions;

•	investor, borrower, platform and loan performance-related factors that may affect our revenue;

•	the potential adoption rates and returns related to new products and services;

•	the potential impact of macro-economic developments that could impact the credit performance of our loans, notes, certificates and secured borrowings, and influence borrower and investor behavior;

•	the effectiveness of our cost structure simplification efforts and ability to control our cost structure;

•	our ability to develop and maintain effective internal controls;

•	our ability to recruit and retain quality employees to support current operations and future growth;

•	our ability to successfully relocate people and services;

•	the impact of expense initiatives;

•	our ability to manage and repay our indebtedness; and

•	other risk factors listed from time to time in reports we file with the SEC.

We caution you that the foregoing list may not contain all of the forward-looking statements in this prospectus and the documents incorporated by reference herein. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, and the documents incorporated by reference herein that could cause actual results or events to differ materially from forward-looking statements contained in this prospectus. Forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we have filed as exhibits to the Registration Statement, of which this prospectus is a part, and the documents incorporated by reference herein completely and with the understanding that actual future results may be materially different from what we expect. We do not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS

Investing in our common stock involves risks. Before you make a decision to buy our common stock, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference into this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by additional factors that apply to all companies generally, as well as other risks that are not known to us or that we currently do not consider to be material.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered under this prospectus. Any proceeds from the sale of common stock included under this prospectus will be received by the selling stockholder.

SELLING STOCKHOLDER

This prospectus covers the offering for resale of up to an aggregate of 19,562,700 shares of common stock issuable upon the conversion of an aggregate of 195,627 shares of Series A Preferred Stock held by Shanda and issued in connection with the Exchange. The aggregate of 19,562,700 shares of common stock may be offered and sold from time to time under this prospectus by Shanda, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares of common stock, and any security into which such shares of common stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise. Accordingly, the number of shares of common stock issuable upon conversion of the Series A Preferred Stock and beneficially owned and offered by the selling stockholder pursuant to this prospectus may increase or decrease from that set forth in the table below.

The Series A Preferred Stock was issued to Shanda in accordance with the terms of, and transactions contemplated by, the Exchange Agreement. On March 20, 2020, the Exchange contemplated by the Exchange Agreement closed and, pursuant to the Exchange Agreement, Shanda exchanged all of the 19,562,881 shares of common stock beneficially owned by it for, among other consideration, 195,628 newly issued shares of Series A Preferred Stock, having the designations, relative rights, other preferences and limitations set forth in a Certificate of Designations filed with the Secretary of State of the State of Delaware (and attached to the Exchange Agreement). As described herein, the shares of Series A Preferred Stock are automatically convertible, in certain circumstances when owned by a person other than Shanda or any affiliate of Shanda, into shares of LendingClub common stock based on the prevailing common stock to Series A Preferred Stock conversion ratio of 100:1.

On February 18, 2020, we entered into the Registration Rights Agreement with Shanda pursuant to which we were obligated to prepare and file this Registration Statement to permit the resale of certain shares of common stock underlying the

Series A Preferred Stock from time to time as permitted by Rule 415 promulgated under the Securities Act. Shanda may elect to sell shares of common stock under this Registration Statement in an underwritten public offering. In addition, the Registration Rights Agreement grants Shanda certain “piggyback” registration rights, pursuant to which Shanda may elect to participate in an underwritten public offering of our common stock initiated by us. For more information regarding these registration rights, please read the section of this prospectus entitled “Description of Capital Stock – Registration Rights.”

The selling stockholder may sell all, some or none of the shares of common stock covered by this prospectus. Please read the section of this prospectus entitled “Plan of Distribution.” We will bear all costs, fees and expenses incurred in connection with the registration of the shares of common stock offered by this prospectus. Brokerage and underwriting commissions and similar selling expenses, if any, attributable to the sale of common stock will be borne by the selling stockholder.

We have prepared the table below, and the related footnotes thereto, based on information supplied to us by Shanda and such information is as of May 5, 2020. We have not sought to verify such information. Shanda has represented, in an amendment to Schedule 13D, filed with the SEC on March 23, 2020, that it has beneficial ownership of no shares of common stock offered under this prospectus. As Shanda may elect to sell some or all of its shares of Series A Preferred Stock, and by extension shares of underlying common stock that are issuable upon the automatic conversion of the Series A Preferred Stock, all of such shares of common stock owned by Shanda as of May 5, 2020 have been included in this prospectus. Furthermore, as there are currently no agreements, arrangements or understandings with respect to the sale of any Series A Preferred Stock (or shares of underlying common stock) that we are aware of, no estimate can be given as to the number of shares of such common stock available for resale hereunder that are expected to be held by Shanda upon termination of this offering. In addition, Shanda may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of Series A Preferred Stock, and consequently shares of our underlying common stock that are issuable upon the automatic conversion of the Series A Preferred Stock, in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table that Shanda will sell all of its shares of Series A Preferred Stock held by it as of May 5, 2020, and, accordingly, all of the underlying shares of common stock are covered by this prospectus. Shanda is not obligated to sell any of the shares of Series A Preferred Stock or, by extension, the underlying common stock that is issuable upon the automatic conversion of the Series A Preferred Stock being offered by this prospectus.

In the table below, the percentage of outstanding shares is based on 195,627 shares of Series A Preferred Stock outstanding and 69,869,314 shares of common stock outstanding as of May 5, 2020 (resulting in a total of 89,432,014 shares of common stock on an as-converted basis).

	Shares of common stock beneficially owned prior to offering(1)		Shares of common stock offered hereby	Shares of common stock beneficially owned after the completion of the offering
	Number	Percentage		Number	Percentage
Selling stockholder: Shanda Asset Management Holdings Limited	—	—%	19,562,700(2)	—	—%

(1)
The amounts and percentages of common stock beneficially owned are reported on the basis of SEC rules and regulations governing the determination of beneficial ownership of securities. Under Rule 13d-3 of the Exchange Act, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power over such security, which includes the power to vote or direct the voting of such security, or investment power over such security, which includes the power to dispose of or to direct the disposition of such security. The selling stockholder has represented, in an amendment to Schedule 13D, filed with the SEC on March 23, 2020, that it has beneficial ownership of no shares of common stock offered under this prospectus.

(2)
Represents shares of common stock issuable upon the conversion of an aggregate of 195,627 shares of Series A Preferred Stock held by Shanda Asset Management Holdings Limited. Mr. Tianqiao Chen, through his ownership of Shanda Media Limited, may be deemed to share voting and dispositive power over the shares beneficially owned by Shanda Media Limited. Shanda Media Limited, through its ownership of Shanda Global Investment Limited, may be deemed to share voting and dispositive power over the securities beneficially owned by Shanda Global Investment Limited. Shanda Global Investment Limited, through its ownership of Shanda Technology Overseas Capital Company Limited, may be deemed to share voting and dispositive power over the securities beneficially owned by Shanda Technology Overseas Capital Company Limited. Shanda Technology Overseas Capital Company Limited, through its ownership of Shanda Group USA Limited, may be deemed to share voting and dispositive power over the securities directly held by Shanda Group USA Limited. Shanda Group USA Limited, through its ownership of Shanda Asset Management Holdings Limited, may be deemed to share voting and dispositive power over the securities directly held by Shanda Asset Management Holdings Limited. The address of Shanda Asset Management Holdings Limited is Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, D8, VG1110, British Virgin Islands.

The selling stockholder and intermediaries through whom shares are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the shares of common stock offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock is only a summary and is qualified in its entirety by reference to our restated certificate of incorporation (as amended to date, the “restated certificate of incorporation”) and amended and restated bylaws. Therefore, you should read carefully the more detailed provisions of our restated certificate of incorporation and amended and restated bylaws, copies of which are incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part.

Authorized Capital Stock

Our restated certificate of incorporation authorizes us to issue up to 180,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of May 5, 2020, 69,869,314 shares of common stock were issued and outstanding and 195,627 shares of Series A Preferred Stock were issued and outstanding.

Common Stock

Common Stock Outstanding. Our common stock currently outstanding is fully paid and nonassessable.

Dividend Rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. On December 17, 2015, we entered into a credit and guaranty agreement with, among other parties, Morgan Stanley Senior Funding, Inc., as amended on September 18, 2018 (the “Credit Facility”). The Credit Facility contains certain covenants applicable to us, including restrictions on the Company’s ability to pay dividends. Unless an event of default has occurred and is ongoing, however, the Company pay annual cash dividends up to $51 million.

Voting Rights. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our restated certificate of incorporation does not provide for cumulative voting for the election of directors. Accordingly, holders of a majority of the shares of our common stock are able to elect all of our directors. Our restated certificate of incorporation establishes a classified board of directors, divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
No Preemptive or Similar Rights. Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions. Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Pursuant to the provisions of our restated certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, vesting, powers, preferences and relative, participating, optional or other rights, if any, of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. The issuance of preferred stock could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series A Preferred Stock

Automatic Conversion; Non-Redeemable

In connection with the Exchange Agreement, the Company issued 195,628 shares of Series A Preferred Stock, having the designations, relative rights, other preferences and limitations set forth in a Certificate of Designations that was filed with the Secretary of State of the State of Delaware (and attached to the Exchange Agreement). As described below, the shares of Series A Preferred Stock are automatically convertible, in certain circumstances when owned by a person other than Shanda or any affiliate of Shanda, into shares of LendingClub common stock based on the prevailing common stock to Series A Preferred Stock conversion ratio of 100:1.

Shares of Series A Preferred Stock will automatically convert, effective immediately after the consummation of, a transfer of such shares to a person other than Shanda or any affiliate of Shanda provided that such transfer: (i) occurs as part of a widespread public distribution, including pursuant to Rule 144 under the Securities Act, (ii) constitutes a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of our voting securities (including pursuant to a related series of transfers), (iii) constitutes a transfer to a transferee that would control more than a majority of our voting securities (not including voting securities such person is acquiring from the transferor), or (iv) is a transfer to the Company.
The Series A Preferred Stock is not redeemable.
Dividend Payments

The Series A Preferred Stock is a class of equity security that ranks on parity with the common stock with respect to dividends. If a cash dividend is declared on the common stock, holders of Series A Preferred Stock are entitled to receive the same per share cash dividend as the holder of the number of shares of common stock into which the shares of Series A Preferred Stock would then be convertible would be entitled to receive.

Liquidation, Dissolution and Winding Up

In the event of a liquidation, dissolution or winding-up of the Company, the holders of the Series A Preferred Stock are entitled to receive, after any payment required to be made to the holders of any other series of preferred stock but before any payment is made to the holders of the common stock or other shares of capital stock of the Company ranking junior to the Series A Preferred Stock, an amount equal to $0.01 per share and, thereafter, the holders of Series A Preferred Stock shall participate on a pari passu basis with the common stock in an amount per share of Series A Preferred Stock equal to the amount that a holder of the number of shares of common stock into which the shares of Series A Preferred Stock would then be convertible would receive.

Reorganization Events; Repurchase of Common Stock

In the event of a Reorganization Event (as defined below) where holders of our common stock have their shares converted into cash, securities or other property, the holder of each share of the Series A Preferred Stock outstanding prior to such event will receive the securities, cash or property that the holder of the number of shares of common stock into which the shares of Series A Preferred Stock would then be convertible would receive in such a Reorganization Event, subject to certain limitations specified in the Certificate of Designation. Furthermore, the Company is prohibited from entering into any agreement for a transaction constituting a Reorganization Event unless such agreement entitles holders of the Series A Preferred Stock to receive the consideration provided for in Section 4 of the Certificate of Designation. A “Reorganization Event” means (i) any consolidation, merger or other similar business combination of the Company with or into another person, in each case pursuant to which our common stock will be converted into cash, securities or other property of the Company or another person; (ii) any sale, transfer, lease or conveyance to another person of all or substantially all of the property and assets of the Company, or any subsidiary with assets in excess of 50% of the total assets of the Company, in each case pursuant to which our common stock will be converted into cash, securities or other property of the Company or another person; (iii) any change, including by reorganization or reclassification, of our common stock into securities, including securities other than our common stock; or (iv) any statutory exchange of the outstanding shares of our common stock for securities of another person (other than in connection with a consolidation, merger or acquisition).

If we make an offer to repurchase, or a tender offer for, shares of our common stock, we must also make a similar offer to holders of the Series A Preferred Stock.

Voting Rights

Except as expressly required by law, holders of Series A Preferred Stock do not have any voting rights other than the right to vote on any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of provisions in our restated

certificate of incorporation or amended and restated bylaws that would significantly and adversely affect the rights, preferences or privileges of the Series A Preferred Stock. Upon the terms and subject to certain exceptions described in the Certificate of Designations, a Reorganization Event in which the Series A Preferred Stock is not converted into the type and amount of securities, cash and other property receivable in such Reorganization Event by a holder of the number of shares of common stock into which the share of the Series A Preferred Stock would then be convertible shall be deemed to be an event that significantly and adversely affects the rights, preferences or privileges of the Series A Preferred Stock, and the approval of any such Reorganization Event shall require the vote or consent of the holders of the Series A Preferred Stock.

Registration Rights

The Registration Rights Agreement requires us to prepare and file a shelf registration statement on Form S-3 for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of Shanda’s Registrable Securities (as defined in the Registration Rights Agreement). These Registrable Securities include the common stock into which the Series A Preferred Stock is convertible along with other shares of LendingClub common stock subsequently acquired and held by Shanda. The Company has also agreed to use its reasonable best efforts to cause such shelf registration statement to be declared effective under the Securities Act by the SEC not later than 30 days after the closing of the Exchange and in any event as soon as practicable after such filing. In addition, the Company must use its reasonable best efforts to keep the shelf registration statement continuously effective under the Securities Act until the earlier of (i) the date when all of the Registrable Securities covered by such shelf registration statement have been distributed, and (ii) there are no longer any Registrable Securities outstanding.

In the event that the Company is ineligible to use a shelf registration statement or a shelf registration statement is otherwise unavailable to the Company, Shanda also has certain demand registration rights that may require us to register with the SEC the Registrable Securities, provided, that the anticipated aggregate offering price of such Registrable Securities is at least $20 million or, if a lesser amount, the value of all Registrable Securities held by Shanda. Shanda may only exercise this right to demand a registration of Registrable Securities no more than twice in any 12 month period. At its election, Shanda may also require the Company to register the sale of its Registrable Securities in an underwritten offering. If, at any time when a shelf registration covering all Registrable Securities is not effective and the Company proposes to register a primary offering of its securities for its own account, then, subject to certain exceptions, the Company must allow Shanda the opportunity to register the sale of such number of Registrable Securities as Shanda may request in writing in such registration statement.

Shanda’s registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of Registrable Securities to be included in a registration. Furthermore, we may postpone the filing of a registration statement or suspend the effectiveness of a registration statement if our board of directors determines in its good faith judgment that such registration would require premature disclosure of material, non-public information, the premature disclosure of which would be materially detrimental to us. However, we are not permitted to postpone the filing of a registration statement or suspend the effectiveness of any registration statement for more than 90 days (and in any event not more than twice in any 12 month period and not more than 90 days in the aggregate in any 12 month period).

Anti-Takeover Provisions

The provisions of Delaware law and our restated certificate of incorporation and amended and restated bylaws could have the effect of preventing, delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets, with any interested stockholder, meaning a stockholder who, together with its affiliates and associates, owns or, within three years prior to the date of the transaction in which the person became an interested stockholder, did own 15% or more of the corporation’s outstanding voting stock, unless:

•	the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
at or subsequent to such time that the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts may be discouraged or prevented. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of outstanding common stock.

Certificate of Incorporation and Bylaws Provisions

Our restated certificate of incorporation and our amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management team, including the following:

•
Board of Directors Vacancies. Our restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors may be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•
Classified Board. Our restated certificate of incorporation and amended and restated bylaws provide that our board of directors is classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•
Stockholder Action; Special Meetings of Stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock is unable to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Further, our amended and restated bylaws and restated certificate of incorporation provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, our Chief Executive Officer or our President, and also prohibits a stockholder or any other person from calling a special meeting. These provisions could delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•
Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from nominating directors at our annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•
No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s restated certificate of incorporation provides otherwise. Neither our restated certificate of incorporation nor our amended and restated bylaws provide for cumulative voting.

•
Directors Removed Only for Cause. Our restated certificate of incorporation provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock.

•
Amendment of Charter Provisions. Any amendment of the provisions in our restated certificate of incorporation described above would require approval by holders of at least two-thirds of our outstanding common stock.

•
Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means. Subsequent to December 31, 2019, our board of directors approved the designation of 200,000 shares of Series A Preferred Stock, par value $0.01 per share, and 600,000 shares of Series B Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”).

As of the date hereof, 195,628 shares of Series A Preferred Stock have been issued and 195,627 shares of Series A Preferred Stock remain outstanding, and no shares of Series B Preferred Stock have been issued or are outstanding.

Temporary Bank Charter Protection Agreement

Effective February 18, 2020, our board of directors authorized and declared a dividend of one right for each outstanding share of common stock (each such right, a “Common Right”) and one right for each outstanding share of Series A Preferred Stock (each such right, a “Series A Preferred Right” and, together with the Common Rights, the “Rights”) in each case to stockholders of record at the Close of Business (as defined in the Temporary Bank Charter Protection Agreement, dated February 18, 2020, by and between us and American Stock Transfer & Trust Company, LLC as rights agent (the “Protection Agreement”)) on March 19, 2020 (the “Record Date”), and authorized the issuance of one Common Right or one Series A Preferred Right (as such number may be adjusted pursuant to the Protection Agreement) for each share of common stock or Series A Preferred Stock, respectively, issued between the Record Date and the earlier of the Distribution Date (as defined below) and the Expiration Date (as defined below) and, in some cases, through the Expiration Date.

Each Common Right entitles the registered holder, subject to the terms of the Protection Agreement, to purchase from us one one-thousandth of a share (a “Unit”) of Series B Preferred Stock, at a purchase price of $48.00 per Unit, subject to adjustment. Each Series A Preferred Right entitles the registered holder, subject to the terms of the Protection Agreement, to purchase from us one share of Series A Preferred Stock, at a purchase price of $4,800.00 per share, subject to adjustment. The purchase price is payable in cash or by certified or bank check or money order payable to the order of LendingClub.

Distribution Date. Initially, the Rights will attach to all certificates representing shares of outstanding common stock and Series A Preferred Stock, and no separate Rights Certificates (as defined in the Protection Agreement) will be distributed. Subject to the provisions of the Protection Agreement, the Common Rights may separate from the common stock (though the Series A Preferred Rights shall not separate from the Series A Preferred Stock) and the “Distribution Date” will occur upon the earlier of (i) ten business days following a public announcement (the date of such announcement being the “Stock Acquisition Date”) (or, if the tenth business day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) that a Person (as defined in the Protection Agreement), acting directly or indirectly or through or in concert with one or more Persons, has acquired control over securities representing either (x) 10% or more (or more than 15% in some cases specified in the Protection Agreement) of any class of our then-outstanding Voting Securities (as defined in the Protection Agreement) or (y) 25% or more of our total equity (such Person an “Acquiring Person”), and (ii) ten business days (or such later date as may be determined by our board of directors) following the commencement of a tender offer or exchange offer that would result in a Person becoming an Acquiring Person. Any determinations under the definition of Acquiring Person shall be made by our board of directors and in a manner consistent with the provisions of Regulation Y (as defined in the Protection Agreement) and the published interpretations of the Board of Governors (as defined in the Protection Agreement) of the Federal Reserve System and the published rulings and opinions of the staff of the Board of Governors of the Federal Reserve System thereunder.

Until the Distribution Date, the Rights will be evidenced by common stock and Series A Preferred Stock certificates and will be transferred with and only with such common stock and Series A Preferred Stock certificates. Until the Distribution Date or, in the case of Series A Preferred Stock, the Expiration Date, the surrender for transfer of any certificates representing outstanding common stock or outstanding Series A Preferred Stock will also constitute the transfer of the Rights associated with common stock or Series A Preferred Stock represented by such certificates.

An “Acquiring Person” does not include certain Persons specified in the Protection Agreement.

The Rights are not exercisable until the Distribution Date and will expire at the Close of Business on the eighteen-month anniversary of the Protection Agreement or, if earlier, at the time of consummation of the Relevant Transaction (as defined in the Protection Agreement) or under certain circumstances in connection with a transaction pursuant to a Qualified Offer (as defined in the Protection Agreement) (the “Expiration Date”), unless earlier redeemed or exchanged by us as described below. Under certain circumstances, as provided in the Protection Agreement, the exercisability of the Rights may be suspended.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of common stock and Series A Preferred Stock as of the Close of Business on the Distribution Date (and to each initial holder of certain shares of common stock and Series A Preferred Stock issued after the Distribution Date) and, thereafter, the separate Rights Certificates alone will represent the Rights, provided, that the Company may choose to issue Rights in book-entry form.

Flip-In. If a Person becomes an Acquiring Person, then each holder of a Right will thereafter have the right to buy either Series A Preferred Stock, in the case of Series A Preferred Rights, or common stock, in the case of Common Rights, at one-half of market price (determined on the basis provided in the Protection Agreement), for the exercise price of a Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Protection Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof (or certain transferees of any thereof) will be null and void.

Flip-Over. If, at any time following the date that any Person becomes an Acquiring Person, (i) we are acquired in a merger or other business combination transaction and we are not the surviving corporation, (ii) any Person merges with us and all or part of our common stock is converted or exchanged for securities, cash or property of us or any other Person or (iii) one-half or more of our assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

Redemption. At any time until ten business days following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, until ten business days following the Record Date), our board of directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment in certain events) payable, at the election of our board of directors, in cash, shares of common stock or other consideration deemed appropriate by our board of directors. Immediately upon the action of our board directors ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

Exchange. We may, at any time after which a Person becomes an Acquiring Person, until the time specified in the Protection Agreement, exchange all or part of the then-outstanding and exercisable Rights (other than Rights that shall have become null and void) for Units or shares of Series A Preferred Stock or shares of common stock pursuant to a one-for-one exchange ratio, subject to adjustment.

No Stockholder Rights; Taxation. Until a Right is exercised, the holder thereof, as such, will have no rights as our stockholder, including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable or in the event of the redemption of Rights as set forth above.

Amendment. Any of the provisions of the Protection Agreement may be amended without the approval of the holders of the Rights or common stock or Series A Preferred Stock at any time prior to the Distribution Date. After such date, the provisions of the Protection Agreement may be amended in order to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period under the Protection Agreement, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person); provided, that no amendment shall be made to lengthen (i) the time period governing redemption at such time as the Rights are not redeemable or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights.

Listing

Our common stock is listed on the NYSE under the symbol “LC.”

Transfer Agent and Registrar

Our transfer agent for the common stock is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholder as to any plan of distribution. The selling stockholder will act independently of us in making its respective decisions with respect to the timing, manner and size of each and any sale. Subject to the terms and restrictions set forth in the Registration Rights Agreement and applicable law, distributions of the shares of common stock by the selling stockholder, or by its partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such person or entity, or through underwriters, dealers, brokers or agents or on any exchange on which our common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares of common stock may be sold include:

•	negotiated transactions;

•	underwritten transactions;

•	exchange distributions and/or secondary distributions;

•
sales on a national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices;

•	in the over-the-counter market;

•	in private transactions other than exchange or quotation service transactions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers agreeing with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•
a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	in hedging transactions, including, but not limited to:

◦	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;

◦	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

◦	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares.

•
through short sales, purchases or sales of put, call or other types of options (whether or not the options are listed on an options exchange), forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	through the distributions of the shares by the selling stockholder to its partners, members or stockholders;

•	through offerings directly to one or more purchasers, including institutional investors;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Additionally, the selling stockholder may elect to resell some or all of its shares of Series A Preferred Stock (and by extension the shares of underlying common stock that are issuable upon the automatic conversion of the Series A Preferred Stock) in private transactions or in reliance upon Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act, rather than pursuant to this prospectus.
Such transactions may be effected by the selling stockholder at fixed prices or prices subject to change, market prices prevailing at the time of sale, prices related to the prevailing market prices, or at negotiated prices. The selling stockholder may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholder and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling stockholder may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of common stock for sale under the Securities Act and to indemnify the selling stockholder and each person who participates as an underwriter in the offering of the shares of common stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the securities under this prospectus, the selling stockholder may enter into derivative or hedging transactions with third parties, including broker-dealers or other financial institutions, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to third parties, including broker-dealers or other financial institutions, that in turn may sell them. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of the shares of Series A Preferred Stock owned by it will be the purchase price of the shares of our common stock issuable upon the conversion of such Series A Preferred Stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of Series A Preferred Stock owned by it and, if the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell common stock issuable upon the conversion of the Series A Preferred Stock from time to time under this prospectus (including pursuant to any applicable prospectus supplement or pricing supplement, as the case may be), or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the definition of “selling stockholder” to include the pledgee, transferee, donee or other successors in interest as the selling stockholder under this prospectus.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name(s) of any underwriters or agents and the amount of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by the selling stockholder from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

Under the securities laws of some states, if applicable, the securities registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

To the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

There can be no assurances that the selling stockholder will sell, nor is the selling stockholder required to sell, any or all of the securities offered under this prospectus.

If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from the selling stockholder named in this prospectus after the effective date of this prospectus. See the section of this prospectus entitled “Selling Stockholder.”

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. The selling stockholder may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be named in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and the selling stockholder will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

The selling stockholder may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The selling stockholder may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling stockholder. These firms will remarket the offered securities upon purchasing them. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with the selling stockholder and its compensation.

In connection with offerings made through underwriters or agents, the selling stockholder may enter into agreements with such underwriters or agents pursuant to which the selling stockholder receives outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from the selling stockholder under these arrangements to close out any related open borrowings of securities.

Dealers

The selling stockholder may sell the offered securities to dealers as principals. The selling stockholder may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with the selling stockholder at the time of resale. Dealers engaged by the selling stockholder may allow other dealers to participate in resales.

Direct Sales

The selling stockholder may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

The selling stockholder may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

The selling stockholder will enter into such delayed contracts only with institutional purchasers of which it approves. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

The selling stockholder may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, the selling stockholder in the ordinary course of business, and may be also customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business. This includes commercial banking and investment banking transactions.

We have agreed to indemnify Shanda and its directors, officers, agents and each person who controls (within the meaning of the Securities Act) the selling stockholder or participating person (within the meaning of the Securities Act) against certain liabilities, including certain liabilities under the Securities Act, in accordance with the Registration Rights Agreement. We may be indemnified by Shanda against certain liabilities, including liabilities under the Securities Act, in accordance with the Registration Rights Agreement (but only as such liability relates to information provided to us by the selling stockholder).

Market-Making, Stabilization and Other Transactions

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Certain legal matters in connection with our common stock offered hereby will be passed upon for us by Morrison & Foerster LLP, San Francisco, California. Counsel for any underwriters, dealers, or agents will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from LendingClub’s Annual Report on Form 10-K and the effectiveness of LendingClub’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses and costs (other than underwriting discounts and commissions) expected to be incurred by the Company in connection with the issuance and distribution of the shares of common stock registered hereby. We are paying all expenses of the offering listed below. No portion of these expenses will be borne by the selling stockholder. The selling stockholder, however, will pay all underwriting discounts and selling commissions, if any. Other than the SEC registration fee, the amounts set forth below are estimates:

Amount to be Paid
SEC Registration Fee	$17,762
Printing Expenses	—
Legal Fees and Expenses	70,000
Accounting Fees and Expenses	20,000
Transfer Agent and Registrar Fees	—
Total	$107,762

Item 15.	Indemnification of Directors and Officers.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Company’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of their fiduciary duties as a director, except liability:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (regarding, among other matters, unlawful dividends and stock repurchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Company’s amended and restated bylaws provide that:

•	the Company is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

•	the Company may indemnify its other employees and agents as set forth in the DGCL;

•
the Company is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

The Company entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding indemnification. There is no pending litigation or proceeding involving a director or officer of the Registrant for which indemnification is sought.

The Company maintains a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16.	Exhibits and Financial Statement Schedules.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Restated Certificate of Incorporation of LendingClub Corporation	8-K	000-54752	3.1	December 16, 2014
3.2	Certificate of Amendment of Restated Certificate of Incorporation of LendingClub Corporation, effective July 5, 2019	10-Q	001-36771	3.1	August 7, 2019
3.3	Amended and Restated Bylaws of the Company, effective March 22, 2018	8-K/A	001-36771	3.1	June 22, 2018
3.4	Certificate of Designations of the Series A Preferred Stock, as filed with the Secretary of State of Delaware on February 18, 2020	8-K	001-36771	3.1	February 19, 2020
3.5	Certificate of Designations of the Series B Preferred Stock, as filed with the Secretary of State of Delaware on February 18, 2020	8-K	001-36771	3.2	February 19, 2020
4.1	Form of Common Stock Certificate of LendingClub Corporation	10-Q	001-36771	4.1	November 6, 2019
4.2	Form of Series A Preferred Stock Certificate of LendingClub Corporation	10-Q	001-36771	4.2	May 6, 2020
5.1	Opinion of Morrison & Foerster LLP					X
23.1	Consent of Deloitte & Touche, LLP					X
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page)					X
99.1	Share Exchange Agreement, dated as of February 18, 2020, by and among LendingClub Corporation and Shanda Asset Management Holdings Limited	8-K	001-36771	10.1	February 19, 2020
99.2	Amendment to Share Exchange Agreement, dated as of March 19, 2020	8-K	001-36771	10.1	March 23, 2020

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, (1) that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 6, 2020.

LendingClub Corporation

By:	/s/ Scott Sanborn
Scott Sanborn
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Sanborn and Thomas Casey, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

S-1

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Sanborn	Chief Executive Officer and Director	May 6, 2020
Scott Sanborn

/s/ Thomas W. Casey	Chief Financial Officer	May 6, 2020
Thomas W. Casey

/s/ Fergal Stack	Principal Accounting Officer	May 6, 2020
Fergal Stack

/s/ Susan Athey	Director	May 6, 2020
Susan Athey

/s/ Daniel T. Ciporin	Director	May 6, 2020
Daniel T. Ciporin

/s/ Kenneth Denman	Director	May 6, 2020
Kenneth Denman

/s/ Timothy J. Mayopoulos	Director	May 6, 2020
Timothy J. Mayopoulos

/s/ Patricia McCord	Director	May 6, 2020
Patricia McCord

/s/ John C. Morris	Director	May 6, 2020
John C. Morris

/s/ Simon Williams	Director	May 6, 2020
Simon Williams

/s/ Michael Zeisser	Director	May 6, 2020
Michael Zeisser

S-2